Exhibit 3.5

State of Delaware
Secretary of State
DIVISION OF CORPORATIONS
FILED 11:12 AM 07/29/1994
944140821 - 2423514

CERTIFICATE OF INCORPORATION

OF

STP PRODUCTS, INC.

FIRST:                                                           The name of the Corporation is STP PRODUCTS, INC.

SECOND:                                            Its Registered Office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

THIRD:                                                       The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:                                           The total number of shares of capital stock which the corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of $0.01.

FIFTH:                                                          The name and mailing address of the incorporator are as follows:

J. Bruce Ipe

First Brands Corporation

83 Wooster Heights Road

Danbury, CT 06810

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly set my hand this 26th day of July, 1994.

/s/ J. Bruce Ipe
J. Bruce Ipe

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
(Pursuant to Section 242)

STP Products, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by a majority vote of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of STP Products, Inc. be amended by changing Article FIRST thereof so that, as amended, said article shall read as follows:

“1. The name of the corporation is The STP Products Manufacturing Company.”

SECOND: That the sole shareholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this certificate to be signed by its Vice President - Secretary, and attested by its Assistant Secretary, this 28th day of May 1999.

By:	/s/ Peter D. Bewley
P.D. Bewley
Vice President - Secretary

ATTEST:

By:	/s/ T. W. Huckaby
T. W. Huckaby
Assistant Secretary

State of Delaware
Secretary of State
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/28/1999
991217753 - 2423514

State of Delaware
Secretary of State
Division of Corporations
FILED 04:30 PM 06/01/1999
991219649 - 2423514

CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF THE STP PRODUCTS MANUFACTURING COMPANY FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF DELAWARE
ON MAY 28, 1999

The STP Products Manufacturing Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.               That the name of the corporation (giving effect to the filing of the aforementioned Certificate of Amendment to Certificate of Incorporation takes effect) is The STP Products Manufacturing Company.

2.               That a Certificate of Amendment to Certificate of Incorporation was filed with the Secretary of State of Delaware on May 28, 1999 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.               The inaccuracy or defect of said Certificate to be corrected is as follows: the name of the corporation as reflected in Article FIRST was inaccurately transcribed from the resolutions approved by the stockholders and directors to inadvertently add the word “The” at the beginning of the corporation’s revised name.

4.               Article FIRST of the Certificate is corrected to read as follows:

“1.         The name of the corporation is STP Products Manufacturing Company.”

IN WITNESS WHEREOF, said The STP Products Manufacturing Company has caused this Certificate to be signed by its Vice President - Secretary and attested by its Assistant Secretary this 1st day of June, 1999.

THE STP PRODUCTS MANUFACTURING COMPANY

By:	/s/ Peter D. Bewley
Peter D. Bewley,
Vice President - Secretary

ATTEST:

By:	/s/ Thomas W. Huckaby
Thomas W. Huckaby
Assistant Secretary